Exhibit 10.35

NINTH
AMENDMENT
TO THE

AGREEMENT OF LIMITED PARTNERSHIP
OF
NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP

Dated as of April 10, 2013

THIS NINTH AMENDMENT TO THE AGREEMENT OF LIMITED PARTNERSHIP OF NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP (this “Amendment”), dated as of April 10, 2013, is hereby adopted by NorthStar Realty Finance Corp., a Maryland corporation (defined in the Agreement, hereinafter defined, as the “General Partner”), as the general partner of NorthStar Realty Finance Limited Partnership, a Delaware limited partnership (the “Partnership”).  For ease of reference, capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Agreement of Limited Partnership of NorthStar Realty Finance Limited Partnership, dated as of October 19, 2004, as amended by the First Amendment to the Agreement of Limited Partnership, dated as of March 14, 2006, as further amended by the Second Amendment to the Agreement of Limited Partnership, dated as of September 14, 2006, as further amended by the Third Amendment to the Agreement of Limited Partnership, dated as of February 7, 2007, as further amended by the Fourth Amendment to the Agreement of Limited Partnership, dated as of May 24, 2007, as further amended by the Fifth Amendment to the Agreement of Limited Partnership, dated as of May 29, 2008, as further amended by the Sixth Amendment to the Agreement of Limited Partnership, dated as of March 21, 2012, as further amended by the Seventh Amendment to the Agreement of Limited Partnership, dated as of June 12, 2012, and as further amended by the Eighth Amendment to the Limited Partnership, dated as of October 11, 2012 (as so amended, the “Agreement”).

WHEREAS, the General Partner desires to establish and set forth the terms of a new series of Partnership Interests designated as 8.500% Series D Cumulative Redeemable Preferred Units (the “Series D Preferred Units”);

WHEREAS, Section 4.2(a) of the Agreement grants the General Partner authority to cause the Partnership to issue interests in the Partnership in one or more classes or series, with such designations, preferences and relative, participating, optional or other special rights, powers and duties as may be determined by the General Partner in its sole and absolute discretion;

WHEREAS, Section 4.2(b) of the Agreement grants the General Partner authority to cause the Partnership to issue to the General Partner Partnership Units (other than Partnership Common Units) in connection with an issuance of Preferred Stock;

WHEREAS, the General Partner desires to amend the Agreement to set forth the terms of the Series D Preferred Units;

WHEREAS, Section 7.3(c) of the Agreement grants the General Partner power and authority to amend the Agreement without the consent of any of the Partnership’s limited partners to issue additional Partnership Interests in accordance with Section 4.2 and requires that the General Partner provide notice to the limited partners when any action is taken under Section 7.3(c);

NOW, THEREFORE, the General Partner hereby amends the Agreement as follows:

1.                                      The exhibit attached to this Amendment as Attachment 1 is hereby added to the Agreement as Exhibit J thereof.

2.                                      Section 4.2 to the Agreement is hereby supplemented by adding the following paragraph to the end thereof:

“(f)                             Issuance of Series D Preferred Units.  The Partnership is authorized to issue a series designated as “Series D Preferred Units”, which units shall have the terms set forth in Exhibit J attached hereto and made part hereof.  Exhibit J shall constitute a Partnership Unit Designation for purposes of this Agreement.”

3.                                      In making distributions pursuant to Section 5.1 of the Agreement, the General Partner of the Partnership shall take into account the provisions of Paragraph 2 of Exhibit J to the Agreement, including, but not limited to, Paragraph 2.F(iii) thereof.

4.                                      Section 8.6 of the Agreement is hereby supplemented by adding the following paragraph to the end thereof:

“(n)                           Series D Preferred Unit Exception.  Holders of Series D Preferred Units shall not be entitled to the right of Redemption provided for in Section 8.6(a) of this Agreement.”

5.                                      Exhibit A of the Agreement is hereby deleted and is replaced in its entirety by new Exhibit A attached hereto as Attachment 2. This provision shall in no way supersede or abrogate the authority of the General Partner to update Exhibit A of the Agreement from time-to-time, pursuant to the Seventh Amendment to the Agreement, in connection with issuances and sales of the General Partner’s preferred stock.

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6.                                      The Agreement and this Amendment shall be read together and shall have the same force and effect as if the provisions of the Agreement and this Amendment (including attachments hereto) were contained in one document.  Any provisions of the Agreement not amended by this Amendment shall remain in full force and effect as provided in the Agreement immediately prior to the date hereof.

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IN WITNESS WHEREOF, the General Partner has executed this Amendment as of the date first written above.

NORTHSTAR REALTY FINANCE CORP.

By	/s/ Ronald J. Lieberman
	Name:	Ronald J. Lieberman
	Title:	Executive Vice President, General Counsel & Secretary

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Attachment 1

EXHIBIT J
DESIGNATION OF THE PREFERENCES, CONVERSION
AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS,
LIMITATIONS AS TO DISTRIBUTIONS, QUALIFICATIONS AND TERMS
AND CONDITIONS OF REDEMPTION

OF THE

SERIES D PREFERRED UNITS

1.                                                                                      Definitions.

In addition to those terms defined in the Agreement, the following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in the Agreement and this Exhibit J:

“Board of Directors” shall mean the Board of Directors of the General Partner or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series D Preferred Stock.

“Unit Business Day” shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

“Common Stock” shall mean the common stock, par value $0.01 per share, of the General Partner.

“Distribution Payment Date” shall mean February 15, May 15, August 15 and November 15, in each year, commencing on May 15, 2013; provided, however, that if any Distribution Payment Date falls on any day other than a Unit Business Day, the distribution payment due on such Distribution Payment Date shall be paid on the first Unit Business Day immediately following such Distribution Payment Date without any adjustment to the amount of the distribution due on that Distribution Payment Date on account of such delay.

“Distribution Periods” shall mean a quarterly distribution period commencing on and including a Distribution Payment Date and ending on, but excluding, the next succeeding Distribution Payment Date (other than the initial Distribution Period with respect to each Series D Preferred Unit, which, (i) for Series D Preferred Units issued prior to May 15, 2013, shall commence on, and include, the date of original issue by the Partnership of any Series D Preferred Units and end on, but exclude, the first Distribution Payment Date; and (ii) for Series D Preferred Units issued on or after May 15, 2013, shall commence on, and include, the Distribution Payment Date with respect to which distributions were actually paid on Series D Preferred Units that were outstanding immediately preceding the issuance of such Series D Preferred Units and end on, but exclude, the next succeeding Distribution Payment Date).

“Dividend Payment Date” shall mean a dividend payment date with respect to the Series D Preferred Stock.

“Dividend Payment Record Date” shall mean a dividend record date with respect to the Series D Preferred Stock.

“Dividend Periods” shall mean the quarterly dividend periods with respect to the Series D Preferred Stock.

“Series D Preferred Stock” means the 8.500% Series D Cumulative Redeemable Preferred Stock (liquidation preference $25.00 per share), par value $0.01 per share, issued by the General Partner.

“Series A Preferred Unit” means a Partnership Preferred Unit issued by the Partnership to the General Partner in consideration of the contribution by the General Partner to the Partnership of the entire net proceeds received by the General Partner from the issuance of 8.75% Series A Cumulative Redeemable Preferred Stock (liquidation preference $25.00 per share), par value $0.01 per share, issued by the General Partner.  The Series A Preferred Units have the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption as are set forth in Exhibit G to the Agreement.

“Series B Preferred Unit” means a Partnership Unit issued by the Partnership to the General Partner in consideration of the contribution by the General Partner to the Partnership of the entire net proceeds received by the General Partner from the issuance of the 8.25% Series B Cumulative Redeemable Preferred Stock (liquidation preference $25.00 per share), par value $0.01 per share, issued by the General Partner.  The Series B Preferred Units are Partnership Preferred Units.  The Series B Preferred Units have the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption as are set forth in Exhibit H to the Agreement.

“Series C Preferred Unit” means a Partnership Unit issued by the Partnership to the General Partner in consideration of the contribution by the General Partner to the Partnership of the entire net proceeds received by the General Partner from the issuance of the Series C Preferred Stock.  The Series C Preferred Units are Partnership Preferred Units.  The Series C Preferred Units shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption as are set forth in Exhibit I.  It is the intention of the General Partner, in establishing the Series C Preferred Units that each Series C Preferred Unit shall be substantially the economic equivalent of a share of Series C Preferred Stock.

“Series D Preferred Unit” means a Partnership Unit issued by the Partnership to the General Partner in consideration of the contribution by the General Partner to the Partnership of the entire net proceeds received by the General Partner from the issuance of the Series D Preferred Stock.  The Series D Preferred Units are Partnership Preferred Units.  The Series D

Preferred Units shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption as are set forth in this Exhibit J.  It is the intention of the General Partner, in establishing the Series D Preferred Units that each Series D Preferred Unit shall be substantially the economic equivalent of a share of Series D Preferred Stock.

“set apart for payment” shall be deemed to include, without any action other than the following, the recording by the Partnership or the General Partner on behalf of the Partnership in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of a distribution by the General Partner, the allocation of funds to be so paid on any series or class of Partnership Units; provided, however, that if any funds for any class or series of Junior Units or any class or series of Partnership Units ranking on a parity with the Series D Preferred Units as to the payment of distributions are placed in a separate account of the Partnership or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the Series D Preferred Units shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

“Voting Stock” shall mean stock of any class or kind of the General Partner having the power to vote generally in the election of directors.

2.                                                                                      Terms of the Series D Preferred Units.

A.                                    Number.  As of the close of business on the date of the amendment pursuant to which this Exhibit was adopted, the total number of Series D Preferred Units issued and outstanding will be 8,000,000.  The General Partner may issue additional Series D Preferred Units from time to time in accordance with the terms of the Agreement.

B.                                    Distributions. (i)  The General Partner, in its capacity as the holder of the then outstanding Series D Preferred Units, shall be entitled to receive, when, as and if declared by the General Partner, distributions payable in cash at the rate per annum of 8.500% of the Liquidation Preference (as defined below) (the “Annual Distribution Rate”).  Such distributions with respect to each Series D Preferred Unit issued prior to May 15, 2013 shall be cumulative from, and including, the date of original issue by the Partnership of any Series D Preferred Units and with respect to Series D Preferred Units issued on or after May 15, 2013 shall be cumulative from, and including, the Distribution Payment Date with respect to distributions that were actually paid on Series D Preferred Units that were outstanding immediately preceding the issuance of such Series D Preferred Units, and shall be payable quarterly, when, as and if authorized and declared by the General Partner, in arrears on each Distribution Payment Date commencing with respect to each Series D Preferred Unit on the first Distribution Payment Date following the issuance of such Series D Preferred Unit; provided that the amount per Series D Preferred Unit to be paid in respect of the initial Distribution Period shall be determined in accordance with paragraph (ii) below.  Accrued and unpaid distributions for any past Distribution Periods may be declared and paid at any time, without reference to any regular Distribution Payment Date.

(ii)  The amount of distribution per Series D Preferred Unit accruing in each full Distribution Period shall be computed by dividing the Annual Distribution Rate by four.  The amount of distributions payable for the initial Distribution Period, or any other period shorter or longer than a full Distribution Period, on the Series D Preferred Units shall be computed on the basis of twelve 30-day months and a 360-day year.  The General Partner, in its capacity as the holder of the then outstanding Series D Preferred Units, shall not be entitled to any distributions, whether payable in cash, property or securities, in excess of cumulative distributions, as herein provided, on the Series D Preferred Units.  No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series D Preferred Units that may be in arrears.

(iii)  So long as any Series D Preferred Units are outstanding, no distributions, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any series or class or classes of units of the Partnership ranking on a parity with the Series D Preferred Units as to distributions (“Distribution Parity Units”) for any period unless full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series D Preferred Units for all Distribution Periods terminating on or prior to the distribution payment date on such class or series of Distribution Parity Units.  When distributions are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all distributions declared upon Series D Preferred Units and all distributions declared upon any other series or class or classes of Distribution Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated and unpaid on the Series D Preferred Units and such Distribution Parity Units.

(iv)  So long as any Series D Preferred Units are outstanding, no distributions (other than distributions paid solely in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Junior Units made in respect of a redemption, purchase or other acquisition of Common Stock made for purposes of and in compliance with (i) requirements of an employee incentive or benefit plan of the General Partner or any subsidiary, (ii) pursuant to Article VII of the Charter of the General Partner, (iii) as a result of a reclassification of such Common Stock or any other class or series or class of stock of the Company that is junior to the Series D Preferred Stock, as to the payment of dividends or as to the distribution of assets upon liquidation (“Junior Shares) for or into other Junior Shares, or (iv) the purchase of fractional interests in Junior Shares pursuant to the conversion or exchange provisions of any securities convertible into or exchangeable for such Junior Shares), for any consideration (or any monies to be paid to or made available for a sinking fund for the redemption of any such Junior Units) by the General Partner, directly or indirectly (except by conversion into or exchange for Junior Units), unless in each case (a) the full cumulative distributions on all outstanding Series D Preferred Units and any Distribution Parity Units of the Partnership shall have been paid or set apart for payment for all past Distribution Periods with respect to the Series D Preferred Units and all past distribution periods with respect to such Distribution Parity Units, and (b) sufficient funds shall have been paid or set apart for the payment of the distribution for the current Distribution Period with respect to the Series D Preferred Units and any Distribution Parity Units.

C.                                    Liquidation Preference.  (i)  In the event of any liquidation, dissolution or winding up of the Partnership or the General Partner, whether voluntary or involuntary, before any payment or distribution of the assets of the Partnership shall be made to or set apart for the holders of Junior Units, the General Partner, in its capacity as the holder of the Series D Preferred Units, shall be entitled to receive Twenty-Five Dollars ($25.00) per Series D Preferred Unit (the “Liquidation Preference”) plus an amount equal to all distributions (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to the General Partner, in its capacity as such holder; but the General Partner, in its capacity as the holder of Series D Preferred Units, shall not be entitled to any further payment.  If, upon any such liquidation, dissolution or winding up of the Partnership or the General Partner, the assets of the Partnership, or proceeds thereof, distributable to the General Partner, in its capacity as the holder of Series D Preferred Units, shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other units of the Partnership ranking on a parity with the Series D Preferred Units as to such distribution, then such assets, or the proceeds thereof, shall be distributed among the General Partner, in its capacity as the holder of such Series D Preferred Units, and the holders of any such other units ratably in accordance with the respective amounts that would be payable on such Series D Preferred Units and any such other units if all amounts payable thereon were paid in full.  For the purposes of this Section C, (i) a consolidation or merger of the Partnership or the General Partner with one or more entities, (ii) a statutory share exchange by the Partnership or the General Partner and (iii) a sale or transfer of all or substantially all of the Partnership’s or the General Partner’s assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Partnership or General Partner.

(ii)  Subject to the rights of the holders of Partnership Units of any series or class or classes of shares ranking on a parity with or prior to the Series D Preferred Units upon any liquidation, dissolution or winding up of the General Partner or the Partnership, after payment shall have been made in full to the General Partner, in its capacity as the holder of the Series D Preferred Units, as provided in this Section, any series or class or classes of Junior Units shall, subject to any respective terms and provisions applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the General Partner, in its capacity as the holder of the Series D Preferred Units, shall not be entitled to share therein.

D.                                    Redemption of the Series D Preferred Units.  (i) The Series D Preferred Units may be redeemed, in whole or in part, at the option of the General Partner, in its capacity as the holder of the Series D Preferred Units, at any time, provided that the General Partner shall redeem an equivalent number of Series D Preferred Stock.  Such redemption of Series D Preferred Units shall occur substantially concurrently with the redemption by the General Partner of such Series D Preferred Stock (the “Redemption Date”) and shall be for cash, at a redemption price of $25.00 per Series D Preferred Unit plus any accrued and unpaid distributions thereon with respect to the Series D Preferred Units to, but not including, the Redemption Date (the “Redemption Price”); provided that, if the Redemption Date is after a Distribution Payment Record Date and prior to the corresponding Distribution Payment Date, no additional amount for such accrued and unpaid distribution will be included in the Redemption Price and the distributions on such Distribution Payment Date shall be made pursuant to Section 2.B.

(ii)  If the General Partner elects to redeem any units of Series D Preferred Units as described in this Section 2.D, the Partnership may use any available cash to pay the Redemption Price, and the Partnership will not be required to pay the Redemption Price only out of the proceeds from the contribution by the General Partner issuance of other equity securities or any other specific source. Upon redemption of Series D Preferred Units by the Partnership on the Redemption Date, each Series D Preferred Unit so redeemed shall be converted into the right to receive the Redemption Price.

(iii)  If the Redemption Date falls after a Distribution Payment Record Date and prior to the corresponding Distribution Payment Date, then the General Partner, in its capacity as the holder of Series D Preferred Units, shall be entitled to distributions payable on the equivalent number of Series D Preferred Units as the number of the Series D Preferred Stock with respect to which the General Partner shall be required, pursuant to the terms of the Charter, to pay to the holders of Series D Preferred Stock at the close of business on such Dividend Payment Record Date for the Series D Preferred Stock who, pursuant to such Charter, are entitled to the dividend payable on such Series D Preferred Stock on the corresponding Dividend Payment Date notwithstanding the redemption of such Series D Preferred Stock before such Dividend Payment Date.  Except as provided in calculating the Redemption Price and in this paragraph, the Partnership shall make no payment or allowance for unpaid distributions, whether or not in arrears, on Series D Preferred Units called for redemption.

(iv)  If full cumulative distributions for all past distribution periods on the Series D Preferred Units and any other series or class or classes of Distribution Parity Units of the Partnership have not been paid or declared and set apart for payment, except in connection with a purchase, redemption or other acquisition of Series D Preferred Stock or shares of capital stock ranking on a parity with such Series D Preferred Stock as permitted under the Charter, the Series D Preferred Units may not be redeemed in part and the Partnership may not purchase, redeem or otherwise acquire Series D Preferred Units or any units of the Partnership ranking on a parity with the Series D Preferred Units as to distributions or as to the distribution of assets upon liquidation, dissolution or winding up, other than in exchange for Junior Units.

(v) From and after the Redemption Date (unless the Partnership shall fail to make available the amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, distributions on the Series D Preferred Units so called for redemption shall cease to accrue, (ii) said units shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series D Preferred Units of the Partnership shall cease (except the rights to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any distributions payable thereon).

(vi)  As promptly as practicable after the surrender of the certificates, if any, for any such Series D Preferred Units so redeemed, such Series D Preferred Units shall be exchanged for the cash (without interest thereon) for which such Series D Preferred Units have been redeemed.  If fewer than all the Series D Preferred Units evidenced by any certificate are redeemed, the Partnership shall provide sufficient proof evidencing the unredeemed Series D Preferred Units without cost to the holder thereof.

E.  Conversion.  (i) The Series D Preferred Units are not convertible into or redeemable or exchangeable for any other property or securities of the General Partner or the Partnership at the option of any holder of Series D Preferred Units, except as provided in Section 2.D and this Section 2.E.

(ii) In the event that a holder of Series D Preferred Stock exercises its right to convert the Series D Preferred Stock into Common Stock pursuant to the terms of the “Change of Control Conversion Right” set forth in the Articles Supplementary of the General Partner relating to the Series D Preferred Stock, dated April 5, 2013, then, concurrently therewith, an equivalent number of Series D Preferred Units of the Partnership held by the General Partner shall be automatically converted into a number of Partnership Common Units of the Partnership equal to the number of shares of Common Stock issued upon conversion of such shares of Series D Preferred Stock; provided, however, that if a holder of Series D Preferred Stock receives cash or other consideration in addition to or in lieu of Common Stock in connection with such conversion, then the General Partner, in its capacity as the holder of the Series D Preferred Units, shall be entitled to receive cash or such other consideration equal (in amount and form) to the cash or other consideration to be paid by the General Partner to such holder of the Series D Preferred Stock.  Any such conversion will be effective at the same time the conversion of Series D Preferred Stock into Common Stock is effective.

(iii) No fractional units will be issued in connection with the conversion of Series D Preferred Units into Partnership Common Units. In lieu of fractional Partnership Common Units, the General Partner, in its capacity as holder of such Series D Preferred Units shall be entitled to receive a cash payment in respect of any fractional unit in an amount equal to the fractional interest multiplied by the closing price of a share of Common Stock on the date the Series D Preferred Stock are surrendered for conversion by a holder thereof.

F.  Ranking.  (i)  Any class or series of Partnership Units shall be deemed to rank:

(a)  prior to the Series D Preferred Units, as to the payment of distributions or as to distribution of assets upon liquidation, dissolution or winding up of the General Partner or the Partnership, if the holders of such class or series of Preferred Units shall be entitled to the receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series D Preferred Units;

(b)  on a parity with the Series D Preferred Units, as to the payment of distributions or as to the distribution of assets upon liquidation, dissolution or winding up of the General Partner or the Partnership, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per Partnership Unit be different from those of the

Series D Preferred Units, if the holders of such Partnership Units of such class or series and the Series D Preferred Units shall be entitled to the receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective amounts of accrued and unpaid distributions per Partnership Unit or liquidation preferences, without preference or priority one over the other; and

(c)  junior to the Series D Preferred Units, as to the payment of distributions or as to the distribution of assets upon liquidation, dissolution or winding up of the General Partner or the Partnership, if such class or series of Partnership Units shall be Common Units or if the holders of Series D Preferred Units, shall be entitled to receipt of distribution or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Partnership Units of such class or series (“Junior Units”).

(ii)  As of the date hereof, 2,466,689 issued and outstanding Series A Preferred Units and 13,998,905 issued and outstanding Series B Preferred Units and 5,000,000 issued and outstanding Series C Preferred Units rank on a parity with the Series D Preferred Units as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up.

(iii)  The holders of Series D Preferred Units shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated and unpaid distributions per Partnership Unit or liquidation preference, without preference or priority one over the other, except that:

(a)  the Series D Preferred Units shall be Preferred Partnership Units and shall receive distributions on a basis pari passu with other Partnership Units, if any, receiving distributions pursuant to Section 5.1(i) of the Agreement; and

(b)  Distributions made pursuant to Subsection F(iii)(a) of this Exhibit J shall be made pro rata with other distributions made to other Partnership Units as to which they rank pari passu based on the ratio of the amounts to be paid the Series D Preferred Units and such other Partnership Units, as applicable, to the total amounts to be paid in respect of the Series D Preferred Units and such other Partnership Units taken together on the Partnership Record Date.

G.                                     Voting.  (i)                                        Except as required by law, the General Partner, in its capacity as the holder of the Series D Preferred Units, shall not be entitled to vote at any meeting of the Partners or for any other purpose or otherwise to participate in any action taken by the Partnership or the Partners, or to receive notice of any meeting of the Partners.

(ii)                                  So long as any Series D Preferred Units are outstanding, the General Partner shall not authorize the creation of Partnership Units of any new class or series or any interest in the Partnership convertible, exchangeable or redeemable into Partnership Units of any new class or series ranking prior to the Series D Preferred Units in the distribution of assets on any liquidation, dissolution or winding up of the General Partner or the Partnership or in the payment of distributions unless such Partnership Units are issued to the General Partner and the distribution and redemption (but not voting) rights of such Partnership Units are substantially similar to the terms of securities issued by the General Partner and the proceeds or other consideration from the issuance of such securities have been or are concurrently with such issuance contributed to the Partnership.

H.                                    Restrictions on Ownership and Transfer.  The Series D Preferred Units shall be owned and held solely by the General Partner.

I.                                         General.  (i)  The rights of the General Partner, in its capacity as the holder of the Series D Preferred Units, are in addition to and not in limitation on any other rights or authority of the General Partner, in any other capacity, under the Agreement.  In addition, nothing contained in this Exhibit J shall be deemed to limit or otherwise restrict any rights or authority of the General Partner under the Agreement, other than in its capacity as the holder of the Series D Preferred Units.

(ii)                                  Anything herein contained to the contrary notwithstanding, the General Partner shall take all steps that it determines are necessary or appropriate (including modifying the foregoing terms of the Series D Preferred Units) to ensure that the Series D Preferred Units (including, without limitation the redemption and conversion terms thereof) permit the General Partner to satisfy its obligations (including, without limitation, its obligations to make dividend payments on the Series D Preferred Stock)  with respect to the Series D Preferred Stock, it being the intention that the terms of the Series D Preferred Units shall be substantially similar to the terms of the Series D Preferred Stock

Attachment 2

Exhibit A

PARTNERS AND PARTNERSHIP UNITS

Dated:  April 10, 2013

Name and Address of Partners	Partnership Units (Type and Amount)

General Partner:

NORTHSTAR REALTY FINANCE CORP. 399 Park Avenue, 18th Fl. New York, NY 10022	1 Partnership Common Unit

Initial Limited Partner:

NORTHSTAR REALTY FINANCE CORP. 399 Park Avenue, 18th Fl. New York, NY 10022	99 Partnership Common Units

Unit Holder:

NORTHSTAR REALTY FINANCE CORP. 399 Park Avenue, 18th Fl. New York, NY 10022	2,466,689 Series A Preferred Units

Unit Holder:

NORTHSTAR REALTY FINANCE CORP. 399 Park Avenue, 18th Fl. New York, NY 10022	13,998,905 Series B Preferred Units

Unit Holder:

NORTHSTAR REALTY FINANCE CORP. 399 Park Avenue, 18th Fl. New York, NY 10022	5,000,000 Series C Preferred Units

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Unit Holder:

NORTHSTAR REALTY FINANCE CORP. 399 Park Avenue, 18th Fl. New York, NY 10022	8,000,000 Series D Preferred Units

2